As filed with the Securities and Exchange Commission on February 26, 2004

Commission File No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANK OF MONTREAL
(Exact name of Registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 First Canadian Place
Toronto, Ontario M5X 1A1
Canada
(416) 867-7720
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN OF BANK OF MONTREAL/HARRIS
(Full title of the plan)

Paul V. Reagan
U.S. General Counsel and Senior Vice President
Bank of Montreal
111 West Monroe
Chicago, Illinois 60603
(312) 461-2315
(Name, address and telephone number including area code, of agent for service)

Copies of Communications to:
Steven L. Clark
Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603
(312) 845-3000

CALCULATION OF REGISTRATION FEE

Title		Proposed	Proposed
of securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered	per share(1)	offering price(1)	fee
Common Shares, no par value	1,000,000 Common Shares	$41.07	$41,070,000	$5,204

(1)	Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
Employees' Savings and Profit Sharing Plan
Employees' Savings and Profit Sharing Trust Fund
Opinion of Counsel for the Registrant
Consent of Independent Chartered Accountants

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The documents listed below which have been filed with the Securities and Exchange Commission (the “Commission”) by Bank Of Montreal (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference to the extent not modified or superseded by documents subsequently filed or furnished:

     (a) The Registrant’s Annual Report on Form 40-F, as amended, for the fiscal year ended October 31, 2003;

     (b) The Registrant’s Reports on Form 6-K filed February 4, 2004 and February 24, 2004; and

     (c) Description of the Common Shares of the Registrant contained in the Registrant’s Form 8-A (File No. 1-13354) filed with the Commission on September 26, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

     The Registrant undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to the Benefits Administration Division, Harris Trust and Savings Bank, 111 West Monroe — 7W, P.O. Box 755, Chicago, Illinois 60690-0755, (312) 461-5182.

Item 6. Indemnification of Directors and Officers

     The Registrant indemnifies each member of its Board of Directors to the fullest extent allowed under the Bank Act of Canada, if such member (a) acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds for believing that the impugned conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

Item 8. Exhibits

     See List of Exhibits on page II-6 hereof.

Item 9. Undertakings

     (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on this 25th day of February, 2004.

BANK OF MONTREAL

By:	/S/ PAUL V. REAGAN

Name: Paul V. Reagan Title: U.S. General Counsel and Senior Vice President

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Paul V. Reagan, F. Anthony Comper and Karen E. Maidment, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and her in his or her name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ F. ANTHONY COMPER	Chairman and Chief Executive Officer	February 25, 2004

F. Anthony Comper

/S/ KAREN E. MAIDMENT	Chief Financial Officer	February 25, 2004

Karen E. Maidment

/S/ STEPHEN E. BACHAND	Director	February 25, 2004

Stephen E. Bachand

/S/ DAVID R. BEATTY	Director	February 25, 2004

David R. Beatty

/S/ ROBERT CHEVRIER	Director	February 25, 2004

Robert Chevrier

/S/ RONALD H. FARMER	Director	February 25, 2004

Ronald H. Farmer

/S/ DAVID A. GALLOWAY	Director	February 25, 2004

David A. Galloway

/S/ EVA LEE KWOK	Director	February 25, 2004

Eva Lee Kwok

/S/ J. BLAIR MACAULAY	Director	February 25, 2004

J. Blair MacAulay

/S/ FRANK MCKENNA	Director	February 25, 2004

Frank McKenna

/S/ BRUCE H. MITCHELL	Director	February 25, 2004

Bruce H. Mitchell

SIGNATURE	TITLE	DATE

/S/ PHILIP S. ORSINO	Director	February 25, 2004

Philip S. Orsino

/S/ J. ROBERT S. PRICHARD	Director	February 25, 2004

J. Robert S. Prichard

/S/ JEREMY H. REITMAN	Director	February 25, 2004

Jeremy H. Reitman

/S/ JOSEPH L. ROTMAN	Director	February 25, 2004

Joseph L. Rotman

/S/ GUYLAINE SAUCIER	Director	February 25, 2004

Guylaine Saucier

Director
Nancy C. Southern

SEQUENTIALLY
EXHIBIT		NUMBERED
NUMBER	DESCRIPTION	PAGE
4.1	Employees’ Savings and Profit Sharing Plan of Bank of Montreal/Harris (As Restated Effective January 1, 1995 and As Amended Through the Thirteenth Amendment Thereof).

4.2	Employees’ Savings and Profit Sharing Trust Fund of Montreal/Harris (As Restated Effective January 1, 1976 and As Amended Through the Fifteenth Amendment Thereof).

4.3	Specimen Certificate (incorporated by reference to the Registrant’s Form 8-A (File No. 1-13354) filed with the Commission on September 26, 1994).

5.1	Opinion of counsel for the Registrant, regarding the legality of the securities registered hereunder.

23.1	Consent of counsel for the Registrant (included in Exhibit 5.1 hereto)

23.2	Consent of Independent Chartered Accountants.

24.1	Power of Attorney (set forth on pages II-5 and II-6 of this Registration Statement).